                                                                 Exhibit 10(ix)
                                                                 --------------

                                                 December 18, 1996

Dr. Jack Barbut
c/o Piper & Marbury LLP
1251 Avenue of the Americas
New York, New York 10022
Attn: Ray A. Mantle, Esq.

Dear Jack:

This letter sets forth our agreement with respect to your provision of services as an independent contractor to BioClin AG and any subsidiary or affiliate thereof (collectively referred to herein as the "Company" and individually referred to herein as a "Protected Party") and special separation benefits relating to the termination thereof, as follows:

     1. POSITION, DUTIES AND PLACES OF PERFORMANCE: Your provision of services will commence effective as of the closing of the acquisition of BioClin (Europe) AG by DNX Corporation (the "Effective Date"). During the term of this agreement (unless earlier terminated as provided below), you will devote such time and attention to the operations and affairs of the Company and have such duties and responsibilities as the Chief Executive Officer of DNX Corporation may reasonably determine; provided, however, that such duties and responsibilities shall be consistent with being a Senior Consultant; and provided, further, that if the duties and responsibilities are changed so they are not consistent with being a Senior Consultant, such duties and responsibilities as you and the Chief Executive Officer of DNX Corporation may mutually agree within 30 days, and if no mutual agreement is reached, you may treat such change of duties and responsibilities as a termination of your services by the Company pursuant to paragraph 4 below. You will perform your duties and responsibilities at the Company's facilities in Cham and Zug, Switzerland, except for travel required for Company business. During the term of this agreement, the Company will not change the primary place of performance of your duties and responsibilities without your consent.

     2. COMPENSATION: During the term of this agreement (unless earlier terminated as provided below), you will be paid in Switzerland at the annualized rate of U.S. $120,000, or such greater amount as may be authorized by the Compensation Committee (the "Compensation Committee") of the Board of Directors of DNX Corporation (the "Board"). Such compensation shall be paid in accordance with the normal procedures of the Company and the Compensation Committee for compensating consultants who are independent contractors to the Company and shall be subject to withholding for applicable taxes and governmental charges. As soon as practicable after the Effective Date, you will provide to the Company a withholding certificate and such other written representations regarding your status under United States and Swiss tax law as the Company may

Dr. Jack Barbut
December 18, 1996
Page 2

require, and the Company will be entitled to rely in good faith on such certificate and representations.

     3.   Benefits:
          --------

     (a) IN GENERAL: During the term of this agreement (unless earlier terminated as provided below), you will be eligible beginning in 1997 to participate in the DNX Corporation Executive Compensation Plan at the same levels as other senior consultants to the Company, as authorized by the Compensation Committee.

     (b) SPECIAL RETIREMENT BENEFITS: During the term of this agreement (unless earlier terminated as provided below), the Company will pay on your behalf to the Swiss social security system the lesser of (i) the annual amount, if any, necessary to maintain your retirement coverage as currently in effect under such system and (ii) the maximum annual amount of tax that the Company would be required to pay under section 3111(a) of the Internal Revenue Code (or any successor provision thereto) with respect to your covered wages under section 3121(a) of the Internal Revenue Code and section 230 of the Social Security Act (or any successor provisions thereto) if your compensation hereunder were subject to such tax.

     4. SEVERANCE OBLIGATIONS: If your services are terminated by the Company (or are treated as terminated by the Company under section 1) during the term of this agreement for any reason other than Cause, then, subject to sections 5, 6 and 7 below, the Company will provide to you regular severance payments at the rate of your annualized compensation for consulting services at the time of termination until 12, 24 or 36 months after your termination date, as elected in writing by the Company at the time of such termination. The period of severance elected by the Company for purposes of this agreement will be coextensive with any period of severance elected for purposes of your agreement to provide services as an employee to DNX Corporation. Any payments made will be reduced by applicable taxes and other required withholdings.

For the purposes of this agreement, the term "Cause" means your (a) commission of an act that is determined by the Board to be fraudulent or dishonest conduct or a material breach of any of the Company's policies, (b) conviction of a felony or knowing violation of any federal, state, or local law applicable to the Company or (c) intentional refusal, without proper cause, to substantially perform your duties after a demand for substantial performance has been delivered to you in writing by your supervisor(s). Upon termination for Cause, the Company shall have no further liability or obligation to you, except for compensation earned but not paid and other obligations mandated by law.

     5. RELEASE: In consideration for the special separation benefits set forth in section 4 above, you shall agree to the conditions outlined on the attached Release. The Company's severance

Dr. Jack Barbut
December 18, 1996
Page 3

obligations under section 4 above are expressly conditioned upon your (a) execution and delivery of the Release at the time of your termination of services and (b) not revoking the Release within any revocation period described therein.

     6. COMPETITIVE ACTIVITY: In consideration for the special separation benefits set forth in section 4 above, you agree that (a) if your services are terminated by the Company (or are treated as terminated by the Company under section 1) during the term of this agreement for any reason other than Cause, then you will not, without the prior written consent of the Board in its sole discretion, engage in any Competitive Activity during the period of your severance payments under section 4 above and (b) if your services are terminated by you for any reason other than as provided in section 1 or by the Company for Cause, then you will not, without the prior written consent of the Board in its sole discretion, engage in any Competitive Activity until the later of (1) five years after the date of this agreement or (2) two years after your termination date. The Company's severance obligations under section 4 above are expressly conditioned upon your satisfaction of your obligations under this section 6.

For the purposes of this agreement, the term "Competitive Activity" means your participation in the management, clinical or preclinical operations of any business enterprise if (a) such enterprise engages in substantial and direct competition with any Protected Party in North America or Europe, (b) such enterprise's sales of any product or service competitive with any product or service of a Protected Party amounted to at least 10% of such enterprise's net sales for its most recently completely fiscal year, and (c) such Protected Party's sales of said product or service amounted to at least 10% of its net sales for its most recently completely fiscal year. Competitive Activity will not include the mere ownership of less than 5.0% of any class of the outstanding securities of any such enterprise and the exercise of rights appurtenant thereto.

     7. NO SOLICITATION OR HIRING: In consideration for the special separation benefits set forth in section 4 above, you agree that (a) for a period of three years after your termination date, you will not, without the prior written consent of the Board in its sole discretion, directly or indirectly induce or attempt to induce any employee of any Protected Party to leave the employment of such Protected Party or to accept any other employment or position and (b) for a period of two years after your termination date, you will not, without the prior written consent of the Board in its sole discretion, directly or indirectly hire or cause to be hired any employee of any Protected Party. The Company's severance obligations under section 4 above are expressly conditioned upon your satisfaction of your obligations under this section 7.

     8. TERM OF AGREEMENT: This agreement shall have a two-year term commencing on the Effective Date, provided that thereafter the term will automatically be extended for successive one-year periods unless either party gives written notice, not less than 90 days prior to the otherwise scheduled expiration of the term, that it or he does not want the term to so extend.

Dr. Jack Barbut
December 18, 1996
Page 4

     9. GOVERNING LAW: This agreement shall be governed by and construed in accordance with the internal laws of Switzerland without regard to conflicts of law principles.

     10. ENTIRE AGREEMENT; MODIFICATION: This agreement and the attached Release constitute the entire agreement between you and the Company relating to your consulting services with the Company and the termination thereof and supersede all other prior understandings or agreements relating to your services with the Company and the termination thereof. This agreement may not be modified or amended except by a writing signed by you and the Company.

                                    Sincerely,

                                    /s/ Paul J. Schmitt
                                    Paul J. Schmitt
                                    Chairman

/s/ Jack Barbut                        December 18, 1996
--------------------------------------------------------
Jack Barbut                                   Date

Enclosure